Portions marked [***] have been omitted pursuant to a Confidential Treatment Request by Symetra Financial Corporation, this information has been filed separately with the Securities and Exchange Commission.

Exhibit 10.2

Amendment to Sales Agreement

Effective as of March 5, 2012

Symetra Life Insurance Company

Annuity Base Commission Schedule

Symetra Custom 7 Fixed Annuity Payment Schedule

Subject to the applicable conditions specified below, base commissions as a percentage of premiums will be paid as follows:

All premiums for individuals with Attained Ages:

80 and under – [***]

81 to 86 – [***]

87 through 90 – [***]

Chargebacks

In the event that a Contract is surrendered under the “free look” provision, or otherwise rescinded, then charge backs will be made against all compensation paid with respect to such Contract.

In the event of a partial withdrawal within twelve (12) months from a Contract’s issue date, Agency will be charged back compensation paid on the amount that exceeds 10% of such Contract’s Policy Value. In the event of a full withdrawal within twelve (12) months from a Contract’s issue date, Agency will be charged back all compensation paid with respect to such Contract. The chargeback will be waived if the withdrawal:

•	Does not exceed the amount available under the 10%-Free Withdrawal provision of the Contract;

•	Is a non-commissionable transfer or rollover between Company products;

•	Is made after the Owner is deceased or becomes confined in a hospital or nursing home;

•	Is part of a series of systematic withdrawals pursuant to Internal Revenue Code Section 72(t) or 401(a)(9) for qualified plans and Section 72 (q) or 72 (s) for non-qualified plans;

•	Is a payout under an annuitization option of the Contract.

THIS SCHEDULE MAY BE MODIFIED OR CANCELED BY COMPANY AT ANY TIME BY PROVIDING WRITTEN NOTICE. THIS SCHEDULE SUPERSEDES ANY PREVIOUS VERSION OF THE SYMETRA CUSTOM 7 ANNUITY SCHEDULE.

Agency: Chase Insurance Agency Inc

24-33-9916

Portions marked [***] have been omitted pursuant to a Confidential Treatment Request by Symetra Financial Corporation, this information has been filed separately with the Securities and Exchange Commission.

Effective as of March 5, 2012, Company is amending the current Sales Agreement for fixed products between Agency and Company by replacing Agency’s current commission schedule for the Select 3 Fixed Annuity with this schedule.

COMMISSION SCHEDULE

FOR FIXED ANNUITY PRODUCTS

As of 1/1/2011, the Company will not accept new sales of the Symetra Select 3 product (which includes replacements of existing Select 3 contracts with Select 3 contracts).

Product Name	Compensation Rate		Internal LSA Code
Select 3	•	[***] on all purchase payments received by Company through the first contract year for Attained Ages up to and including 85.	2041
	•	No immediate firm override compensation will apply.
	•	If the contract owner does not replace the contract at the end of the third contract year and keeps a positive contract value, Company will pay Agency an annual firm override compensation equal to [***] of the contract value every year until the contract is surrendered or transferred. This firm override compensation will be paid monthly as [***] times the prior month end contract value.

	•	If the contract owner replaces the contract to a new five year term (Select 5 product) at any time after the third contract year*, Company will pay Agency in accordance with the Select 5 Commission Schedule, previously issued on 10/4/2010.	3018ie

	•	If the contract owner replaces the contract to a new seven year term (Custom 7 product) after the third contract year*, Company will pay Agency in accordance with the Custom 7 Commission Schedule in effect at time of replacement.	See schedule in effect at time of replacement.

*	Upon replacement, the Company will issue a new contract to the contract owner.

CHARGEBACKS:

In the event that a contract is surrendered under the “free look” provision, or otherwise rescinded, then charge backs will be made against all compensation paid with respect to such contract.

In the event of a withdrawal within twelve (12) months from a contract’s issue date, Agency will be charged back compensation paid on the amount that exceeds 10% of such contract’s policy value. In the event of a full withdrawal within twelve (12) months from a contract’s issue date, Agency will be charged back all compensation paid with respect to such contract. The chargeback will be waived if the withdrawal:

•	Does not exceed the amount withdrawn under the 10%-Free Withdrawal provision of the contract;

•	Is a non-commissionable transfer or rollover between Company products;

•	Is made after the Owner is deceased or is eligible for a hospital or nursing home waiver;

•	Is part of a series of systematic withdrawals pursuant to Internal Revenue Code Section 72(t) or 401(a)(9) for qualified plans and Section 72 (q) or 72 (s) for non-qualified plans;

•	Is a payout under an annuitization option of the contract.

If the contract owner replaces the contract, the chargebacks above will apply during the first twelve (12) months from the new contract’s issue date.

THIS SCHEDULE MAY BE MODIFIED OR CANCELED BY COMPANY AT ANY TIME BY

PROVIDING WRITTEN NOTICE.